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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of DynaGen, Inc. on Form S-8 of our report dated April 14, 1998 appearing in DynaGen, Inc.'s Report on Form 10-K for the fiscal year ended December 31, 1997, as amended to date, which included an explanatory paragraph about the Company's ability to continue as a going concern.


/s/ Wolf & Co., P.C.
Boston, Massachusetts
June 18,  1998